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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mid-State Bancshares of our report dated January 31, 2003 relating to the financial statements, which appears in Mid-State Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings 'Experts' in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
September     , 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS